United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 29, 2008, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) announced that we have drawn on $65,000,000 in term loan commitments from  Deutsche Bank Trust Company Americas, Wachovia Bank National Association, KeyBank National Association and Union Bank of California.

In a prior press release dated August 25, 2008, we announced that $89,300,000 of our $150,000,000 1.25 % Contingent Convertible Senior Notes (the “Notes”) had been validly tendered and accepted in accordance with the terms of our tender offer, which expired on August 22, 2008.  We used the net proceeds from the term loan to repurchase $63,400,000 of the $87,300,000 (including accrued and unpaid interest) of the Notes which were validly tendered and accepted.

The remaining $24,100,000 required to fund the repurchase of the tendered Notes was drawn from the $81,700,000 in net proceeds from our equity offering (the “Offering”, as previously announced on August 4, 2008).  Approximately $53,300,000 in proceeds from the Offering was used to pay down our existing revolving credit facility which resulted in an outstanding balance of $6,000,000.  Approximately $4,300,000 of remaining equity proceeds are invested.

We intend to borrow on our revolving credit facility to satisfy the remaining outstanding Notes of $60,600,000.

The full text of the Press Release, dated August 29, 2008, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

10.1                           Press Release regarding comments on our refinancing strategy, dated August 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: August 29, 2008

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer